                                                                   EXHIBIT 10.25

Standard Synta Form
Consultant from Industry/Academia(Master)
Approved March 2005


CONSULTANT:                             | MATTHEW SHERMAN, MD
SYNTA CONTACT:                          | ERIC JACOBSON
EFFECTIVE DATE:                         | JANUARY 30, 2006

--------------------------------------------------------------------------------

                                      SYNTA
                                 PHARMACEUTICALS


                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (together with any Consulting Services Exhibits, the "Agreement") is made as of the date set forth above (the "Effective Date") by and between Synta Pharmaceuticals Corp., a Delaware corporation with a principal place of business at 45 Hartwell Avenue, Lexington, MA 02421 (Tel:
781-274-8200; Fax: 781-274-8228) ("Synta") and the consultant named on the signature page ("Consultant").

1. BACKGROUND. This Agreement contains general terms and conditions under which Synta may, from time to time, engage Consultant to provide consulting services to Synta ("Consulting Services"). Synta and Consultant have agreed that Consultant will provide the Consulting Services specified in the attached exhibit (the "Consulting Services Exhibit") and in any future Consulting Services Exhibits that the parties may mutually agree to and execute. Once executed, a Consulting Services Exhibit becomes part of this Agreement, although the terms in that exhibit will govern only the Consulting Services described in that exhibit. A Consulting Services Exhibit may not change any term in this Agreement. Each Consulting Services Exhibit will describe the Consulting Services, the time for completion of those services, any Proprietary Materials (defined below) to be provided by Synta in connection those services, and information about the compensation for the Consulting Services.

2.   DEFINITIONS. The following terms have the meanings set forth below:

     2.1 "CONFIDENTIAL INFORMATION" means any non-public scientific, technical, business or financial information furnished by or on behalf of Synta to Consultant in connection with any Consulting Services or developed by Consultant in the course of performing the Consulting Services. Confidential Information may include, without limitation, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, information relating to research and development activities, product and marketing plans, and customer and supplier information. Confidential Information will also include the existence and content of this Agreement, any Consulting Services Exhibits, and any of the terms and conditions contained therein. Confidential Information does not include information that (a) was in the public domain prior to the time of its disclosure under this Agreement; (b) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by Consultant; (c) was independently developed or discovered by Consultant without use or reference to Confidential Information; or
          (d) is or was disclosed to Consultant at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with Synta and having no obligation of confidentiality to Synta with respect to that information.

     2.2 "DEVELOPMENTS" means any and all inventions, developments, data, discoveries, improvements, ideas, concepts, computer programs, algorithms, protocols, systems and related documentation, and any other works of invention or authorship (whether or not patentable, copyrightable, or entitled to or eligible for other forms of legal protection) that Consultant has conceived, devised, written, invented, discovered, developed, or reduced to practice or tangible medium (whether alone, jointly with others, or under his or her direction)
          (a) during the course of rendering the Consulting Services or (b) through the use of Synta's equipment, facilities, Confidential Information or Proprietary Materials, or at Synta's expense.

     2.3 "PROPRIETARY MATERIALS" means all tangible materials furnished by Synta, all materials developed by Consultant as a result of rendering the Consulting Services and all materials, the cost of which are reimbursed to Consultant by Synta hereunder. Materials include, in the case of biological materials, all progeny and unmodified derivatives of those materials, and in the case of chemical materials, all analogs, formulations, mixtures and compositions of those materials.

3. CONSULTING SERVICES. Consultant agrees to perform the Consulting Services as set forth in the applicable Consulting Services Exhibit. Any changes to the Consulting Services (and any related compensation adjustments) under any particular Consulting Services Exhibit must be agreed to in writing by Consultant and Synta prior to commencement of those changes. Consultant understands and agrees that it is not the intent of Synta that this Agreement or any actions of Synta be construed as imposing any duty or obligation, express or implied, on Consultant to use, purchase, prescribe, or recommend any Synta product.

4. CONSULTING RELATIONSHIP. Consultant agrees, as a condition of this Agreement, to the following terms:

     4.1 ABSENCE OF RESTRICTIONS. Consultant is under no contractual or other obligation or restriction which is inconsistent with Consultant's execution of this Agreement or the performance of the Consulting Services. During the Term (defined below), Consultant will not enter into any Agreement, either written or oral, in conflict with Consultant's obligations under this Agreement. Consultant will arrange to provide the Consulting Services in such manner and at such times that the

          Consulting Services will not conflict with Consultant's responsibilities under any other Agreement, arrangement or understanding or pursuant to any employment or other relationship Consultant has at any time with any third party.

     4.2 CONSULTANT PERSONNEL. In the event that others are, or may hereafter become, associated with Consultant or are used by Consultant in connection with the Consulting Services ("Consultant Personnel"), Consultant agrees to procure from them agreements containing obligations substantially identical in form and content to those in this Agreement, and Consultant agrees to cooperate with Synta in procuring execution by them of assignments and other papers as may be required by the terms of this Agreement.

     4.3 COMPLIANCE WITH POLICIES AND REGULATIONS. In performing the Consulting Services, Consultant will, and will cause Consultant Personnel to, comply with all business conduct, regulatory, and health and safety guidelines or regulations established by Synta or any governmental authority with respect to Synta's business. If Consultant is a faculty member at or employee of a university or hospital ("Institution") or of another company, Consultant represents and warrants that pursuant to Institution's or company's policies concerning professional consulting and additional workload, Consultant is permitted to enter into this Agreement. If Consultant is required by Consultant's Institution to disclose to it any proposed agreements with industry, Consultant has made that disclosure.

     4.4 ABSENCE OF DEBARMENT. Consultant represents that neither Consultant nor any Consultant Personnel has been debarred, and to the best of Consultant's knowledge, is not under consideration to be debarred, by the U.S. Food and Drug Administration from working in or providing consulting services to any pharmaceutical or biotechnology company under the Generic Drug Enforcement Act of 1992.

5. COMPENSATION; PAYMENT. As full consideration for Consulting Services rendered under a Consulting Services Exhibit, Synta agrees to pay Consultant the compensation set forth in the applicable Consulting Services Exhibit. Payment of all undisputed amounts will be made within thirty (30) days from Synta's receipt of Consultant's invoice. Invoices will contain such detail as Synta may reasonably require and will be payable in U.S. Dollars.

6. CONFIDENTIALITY OBLIGATIONS. During the Term and for a period of five (5) years thereafter, Consultant agrees to:

     a. maintain all Confidential Information in strict confidence and not disclose Confidential Information to any third parties, except to Consultant Personnel who have a need to know such Confidential Information in the course of performing their duties under the applicable Consulting Services Exhibit, and who are bound to protect the confidentiality of the Confidential Information consistent with the terms of this Agreement;

     b. use all Confidential Information solely for the purpose of providing the Consulting Services as requested by Synta; and

     c. reproduce the Confidential Information only to the extent necessary to provide the Consulting Services, with all reproductions being considered Confidential Information.

If required by law, Consultant may disclose Confidential Information to a governmental authority, provided that reasonable advance notice is given to Synta and Consultant reasonably cooperates with Synta to obtain confidentiality protection of that information.

7.   DEVELOPMENTS.

     7.1 OWNERSHIP. All Developments will be the exclusive property of Synta. All work products resulting from the Consulting Services that are "Works Made for Hire" as defined in the U.S. Copyright Act and other copyrightable works will be deemed, upon creation, to be assigned to Synta. Synta may use or pursue them without restriction or additional compensation. Consultant will promptly and fully disclose to Synta all Developments. Consultant will keep and maintain complete written records of all Developments and of all work or investigations done or carried out by Consultant. Consultant may keep one (1) copy of these records in Consultant's files solely for reference purposes. Consultant assigns and agrees to assign to Synta all of Consultant's right, title and interest in and to any Developments. During and after the Term, Consultant will cooperate fully, and will cause Consultant Personnel to cooperate frilly, in obtaining patent and other proprietary protection for the Developments, all in the name of Synta and at Synta's cost and expense, and, without limitation, will execute and deliver all requested applications, assignments and other documents, and take such other measures as Synta will reasonably request, in order to perfect and enforce Synta's rights in the Developments. Consultant appoints Synta its attorney to execute and deliver any such documents on Consultant's or Consultant's Personnel's behalf in the event Consultant or Consultant Personnel fails to do so.

     7.2 PROPRIETARY MATERIALS. For Consulting Services which involve laboratory work or experiments, Consultant agrees not to use or evaluate Proprietary Materials for any purpose other than as directed by Synta, nor transfer the Proprietary Materials to any third party without the prior consent of Synta. Consultant will use the Proprietary Materials in compliance with all applicable laws and regulations.

     7.3 THIRD PARTY INTELLECTUAL PROPERTY. The performance of the Consulting Services does not and will not breach any agreement which obligates Consultant to keep in confidence any confidential or proprietary information of any third party or to refrain from competing, directly or indirectly, with the business of any third party. Consultant will not disclose to Synta any such confidential or proprietary information. Unless covered by an appropriate agreement between any third party and Synta, Consultant will not engage in any activities or use any third party facilities or intellectual property in performing the Consulting Services which could result in claims of ownership to any Developments being made by a third party.

     7.4 AGREEMENT WITH INSTITUTION. This Agreement is made subject to the understanding that Consultant, if affiliated with an Institution, may be required to fulfill certain obligations, including teaching, directing laboratory operations, conducting research, and publishing work. It is further understood that Consultant may have signed an agreement concerning inventions with Institution, under which Consultant may be obligated to assign to Institution certain inventions which arise out of or otherwise relate to Consultant's work at or for Institution or from Consultant's use of certain of its facilities or intellectual property. In performing the Consulting Services, Consultant agrees not to utilize Institution facilities or intellectual property if the result of such use is that any Developments will not be assignable solely to Synta.

8. PUBLICATIONS AND PRESENTATIONS. If the performance of the Consulting Services gives rise to results that are publishable in scientific or other journals, or presentable at professional conferences or other meetings, such publications and presentations by the Consultant will be permissible only with the prior written approval of Synta. A copy of each proposed publication or any proposed presentation material will be provided to Synta at least thirty (30) days in advance of submission to third parties to enable Synta to determine if patentable Developments or any Confidential Information of Synta would be disclosed. Consultant will cooperate with Synta in this respect and will delete from the manuscript or other disclosure any Confidential Information if requested by Synta, and will assist Synta in filing for patent protection for any patentable Developments described in those documents, prior to publication or other disclosure. Synta will also receive final drafts of any proposed publication or presentation material and Synta will be named in the publication or presentation as Synta and the Consultant agree is appropriate.

9.   TERM AND TERMINATION.

     9.1 TERM. This Agreement will commence on the Effective Date and will expire on the later of (a) two (2) years from the Effective Date or
          (b) the completion of all Consulting Services under the last Consulting Services Exhibit executed by the parties prior to the second anniversary of the Effective Date ("Term"). This Agreement may be extended by mutual agreement of the parties or earlier terminated in accordance with Section 9.2 or 9.3 below.

     9.2 TERMINATION BY SYNTA. Synta may immediately terminate this Agreement at any time upon written notice to Consultant in the event of a breach or threatened breach of this Agreement by Consultant which cannot be cured (such as breach or threatened breach of any confidentiality obligations hereunder). Further, Synta may terminate this Agreement or any Consulting Services Exhibit at any time upon thirty (30) days' prior written notice to Consultant.

     9.3 TERMINATION BY CONSULTANT. Consultant may terminate this Agreement upon two (2) weeks' prior written notice to Synta, or as otherwise agreed by the parties.

     9.4 EFFECT OF EXPIRATION/TERMINATION. Upon expiration or termination of this Agreement, neither Consultant nor Synta will have any further obligations under this Agreement, or in the case of expiration or termination of a Consulting Services Exhibit, under that exhibit, except that (a) Consultant will terminate all Consulting Services in progress in an orderly manner as soon as practical and in accordance with a schedule agreed to by Synta, unless Synta specifies in the notice of termination that Consulting Services in progress should be completed, (b) Consultant will deliver to Synta any Proprietary Materials in its possession or control and all Developments made through expiration or termination, (c) Synta will pay Consultant any monies due and owing Consultant, up to the time of expiration or termination, for Consulting Services actually performed and all authorized expenses actually incurred (as specified in the applicable Consulting Services Exhibit), (d) Consultant will immediately return to Synta all Confidential Information and copies thereof provided to Consultant under this Agreement or under any Consulting Services Exhibit which has expired or been terminated, except for one (1) copy which Consultant may retain solely to monitor Consultant's surviving obligations of confidentiality, and (e) the terms of Sections 2, 6, 7, 8, 9.4, 10.2, 10.3, 10.5, and 10.7 through 10. 11, will survive.

10.  MISCELLANEOUS.

     10.1 INDEPENDENT CONTRACTOR; TAXES.

          a. INDEPENDENT CONTRACTOR. All Consulting Services will be rendered by Consultant as an independent contractor and this Agreement does not create an employer-employee relationship between Synta and Consultant. Consultant will have no rights to receive any employee benefits, such as health and accident insurance, sick leave or vacation which are accorded to regular Synta employees. Consultant will not in any way represent himself to be an employee, partner, joint venturer, agent or officer with or of Synta. Neither Synta nor Consultant will have any obligation, responsibility or authority to act on behalf of or in the name of the other, or to bind the other in any manner whatsoever. Any representation to the contrary to Consultant or the Synta or the employees or agents of either, will be sufficient grounds for immediate termination of this Agreement.

          b. TAXES. Consultant will pay all required taxes on Consultant's income from Synta under this Agreement. Consultant will provide Synta with Consultant's taxpayer identification number or social security number, as applicable. Failure to furnish such information may result in withholding of payments to Consultant in accordance with Internal Revenue Service regulations.

     10.2 PUBLICITY. Consultant consents to the use by Synta of Consultant's name and likeness in written materials and oral presentations to current or prospective customers, partners, investors or others, provided that such materials or presentations accurately describe the nature of Consultant's relationship with or contribution to Synta. Synta consents to the use by Consultant of Synta's name on lists of its clients provided that the nature of the Consulting Services is accurately described and that Synta has had the opportunity to review and approve the publicity.

     10.3 NOTICES. All notices must be written and sent to the address or facsimile number identified in this Agreement or a subsequent notice. All notices must be given (a) by personal delivery, with receipt acknowledged, (b) by facsimile followed by hard copy delivered by the methods under (c) or (d), (c) by prepaid certified or registered mail, return receipt requested, or (d) by prepaid recognized next business day delivery service. Notices will be effective upon receipt or as stated in the notice. Notices to Synta must be marked "ATTENTION: VICE PRESIDENT, LEGAL AFFAIRS".

     10.4 ASSIGNMENT. This Agreement is a personal services agreement, and the rights and obligations hereunder, may not be assigned or transferred by either party without the prior written consent of the other party. Synta may, however, assign this Agreement, in whole or in part, to a subsidiary or affiliate, or in connection with a merger, consolidation, or a sale or transfer of all or substantially all of the assets to which this Agreement relates.

     10.5 ENTIRE AGREEMENT. This Agreement (together with the Consulting Services Exhibits) constitutes the entire agreement of the parties with regard to its subject matter, and supersedes all previous written or oral representations, agreements and understandings between Synta and Consultant.

     10.6 NO MODIFICATION. This Agreement may be changed only by a writing signed by authorized representatives of both parties.

     10.7 SEVERABILITY; REFORMATION. Each provision in this Agreement is independent and severable from the others, and no provision will be rendered unenforceable as a result of any other provision(s) being held to be invalid or unenforceable in whole or in part. If any provision of this Agreement is invalid, unenforceable or too broad, that provision will be appropriately limited and reformed to the maximum extent permitted by applicable law.

     10.8 GOVERNING LAW. This Agreement will be construed and interpreted and its performance governed by the laws of the Commonwealth of Massachusetts, without giving effect to the doctrine of conflict of laws.

     10.9 WAIVER. No waiver of any term, provision or condition of this Agreement (whether by conduct or otherwise) in any one or more instances will be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement.

    10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

    10.11 HEADINGS. This Agreement contains headings only for convenience and the headings do not constitute or form a part of this Agreement, and should not be used in the construction of this Agreement.


SYNTA PHARMACEUTICALS CORP.                   MATTHEW SHERMAN, MD

By:  /s/ JEREMY CHADWICK                      /s/ MATTHEW SHERMAN
    --------------------                      --------------------

Print Name: Jeremy G. Chadwick                Print Name: Matthew Sherman
            -------------------                           ---------------

Title:  Vice President, Program Management &
        Clinical Operations duly authorized

                           CONSULTING SERVICES EXHIBIT

     This CONSULTING SERVICES EXHIBIT (the "Consulting Services Exhibit") is made and entered into as of the date set forth above ("Exhibit Effective Date") by and between Synta Pharmaceuticals Corp. ("Synta") and the consultant identified above (the "Consultant") and upon execution will be incorporated into the Agreement between Synta and Consultant dated as of the Agreement Effective Date set forth above ("Agreement"),

     1. Consultant will provide medical Consulting Services to Synta. Such services may include, but will not be limited to:

          1.) Completing the draft Clinical Development Plan for the melanoma indication for STA-4783

          2.) Assist with review and interpretation of the STA-4783 sarcoma data

          3.)  Create high level "Clinical Development Plan" for Hsp90 program

               i. Create plan for initial indication(s) with rationale for indications chosen

               ii. Design high level clinical trial synopsis/synopses for "First in person" studies

          4.) Assist with phase 3 development strategy for STA-5326 in Crohn's disease

          5.) Participate as core team member for the Hsp90 program (meetings every other Wednesday 10 am to noon)

          6.)  Assist with transition of CMO responsibilities

          Consultant will be available to render Consulting Services two (2) days per week on-site (Tuesdays and Wednesdays), or on a schedule to be determined by mutual arrangement between Consultant and the Synta Contact named above, to whom Consultant will report. In addition, Consultant will be available for a reasonable number of telephone and/or written consultations.

          Synta will provide the following Proprietary Materials to Consultant in connection with the Consulting Services: Clinical Development Plans, Protocols, Study Data, and other documents needed for Consultant to provide Consulting Services.

2.       COMPENSATION AND EXPENSES:

          As full compensation for the Consulting Services, Synta will pay Consultant $312 per hour during the Consulting Services Tenn. The amount of such payment represents the fair market value for the Consulting Services that Consultant has agreed to render.

          The compensation under this Consulting Services Exhibit it will not exceed $94,864, without the prior written approval of Synta (17 weeks x 16 hours per week x $312 per hour = $84,864 + $10,000 estimated travel expenses).

          Synta will reimburse Consultant for all reasonable travel and other expenses incurred by Consultant in rendering the Consulting Services, provided that such expenses are agreed upon in writing in advance, and are confirmed by appropriate written expense statements and other supporting documentation.

          On a monthly basis, Consultant will invoice Synta for Consulting Services rendered and expenses incurred during the preceding month. All invoices will be sent to: Accounts Payable, Synta Pharmaceuticals Corp., 45 Hartwell Ave., Lexington, MA 02421 and will contain the detail required by Synta.

     3. CONSULTING SERVICES TERM. The term of this Consulting Services Exhibit will be for an initial period of four (4) months, beginning on the Exhibit Effective Date, and may be extended by mutual agreement of Consultant and Synta or earlier terminated in accordance with Section 9 of the Agreement.

     4. AGREEMENT. All terms and conditions of the Agreement will apply to the Consulting Services rendered under this Consulting Services Exhibit.

AGREED TO AND ACCEPTED BY:

Synta Pharmaceuticals Corp.                        Matthew Sherman, MD

By: /s/ JEREMY CHADWICK                            /s/ MATTHEW SHERMAN
    --------------------                           -----------------------

Print Name: JEREMY G. CHADWICK                     Print Name: MATTHEW SHERMAN
            ------------------                                 ---------------

Title: VICE PRESIDENT, PROGRAM MANAGEMENT
       & CLINICAL OPERATIONS
       duly authorized
                                     --------------------------------
                                          SYNTA PHARMACEUTICALS

                                            PURCHASE ORDER NO.

                                                  060266

                                      Please include this number on
                                      all correspondence, invoices,
                                         reports, payments, etc.,
                                         regarding this agreement
                                     ---------------------------------